Exhibit 99.1

INVO Bioscience and NAYA Biosciences Announce Definitive Merger Agreement To Establish Expanded Publicly Traded Life Science Company

●	Post-merger, the combined company, operating under the name “NAYA Biosciences”, will be dedicated to increasing patient access to life-transforming treatments in oncology, fertility, and regenerative medicine

●	NAYA will seek to scale up profitable revenues in the fertility segment, enter into revenue-generating pharma partnerships for its therapeutic programs, and strategically develop and acquire synergistic technologies and companies

SARASOTA, Fla. and AVENTURA, Fla., Oct. 23, 2023 /PRNewswire/ — INVO Bioscience, Inc. (Nasdaq: INVO) (“INVO”), a healthcare services company focused on expanding access to advanced fertility treatment worldwide, and NAYA Biosciences Inc. (“NAYA”), a company dedicated to increasing patient access to breakthrough treatments in oncology and regenerative medicine, today jointly announced that they have entered into a definitive merger agreement (the “Merger”) for INVO to acquire NAYA Biosciences in an all-stock transaction. Under the terms of the agreement, NAYA Biosciences’ shareholders will receive 7.3333 shares of INVO for each share of NAYA Biosciences at closing, for a total of approximately 18,150,000 shares of INVO. Following the closing of the Merger, the combined company is expected to operate under the name “NAYA Biosciences”. Dr. Daniel Teper, currently Chairman & CEO of NAYA Biosciences, will be named Chairman & CEO of the combined company.

As described in greater detail below, the Merger - which remains subject to certain closing conditions including shareholder approval, an estimated $5 million or more (at NAYA’s discretion) in interim private financing in INVO at a premium of INVO’s market price at time of financing (“Interim PIPE”), and a private offering by the combined company at a target price of $5.00 - values INVO at $12,373,780 and NAYA at $90,750,000. Subject to the Interim PIPE, post-transaction and prior to the private offering, INVO and NAYA shareholders will own approximately 12% and 88%, respectively, of the combined company.

Following the merger, NAYA Biosciences plans to operate as a NASDAQ-listed group of agile, disruptive, high-growth companies dedicated to increasing patient access to life-transforming treatments in oncology (“NAYA Oncology”), fertility (“NAYA Fertility”), and regenerative medicine (“NAYA Regenerative Medicine”). NAYA’s unique capabilities in biology, cell and gene therapy, and artificial intelligence, combined with INVO’s network of fertility clinics (INVO Centers) and INVOcell® medical device enabling intravaginal culture (“IVC”), will provide a synergistic platform for the accelerated clinical development and commercialization of these breakthrough treatments.

The Merger and expected financing are intended to allow NAYA to strengthen INVO’s fertility operations through the infusion of new capital to expand INVO’s footprint of fertility clinic operations across the United States, as well as advance the development of NAYA’s unique clinical stage portfolio of oncology therapeutics.

NAYA Oncology has acquired two clinical-stage bispecific antibody assets for the treatment of Hepatocellular Carcinoma and Multiple Myeloma from Cytovia Therapeutics (“Cytovia”), a biopharmaceutical company focused on immune cell engager bispecific antibodies and gene-edited cell therapeutics, for a consideration in cash and shares at an agreed price of $5 in the merged company.

“We are excited by the opportunity to merge INVO and NAYA with the financial resources to advance both the fertility and newly acquired oncology operations,” commented Steve Shum, Chairman and CEO of INVO Bioscience. “We believe this combination provides the benefit of having existing, revenue-generating operations from our fertility business and an ability to further grow those activities, along with the upside potential of innovative cancer therapeutics.”

“The merger with INVO will accelerate our goal of increasing patient access to life-transforming treatments” added Dr. Daniel Teper, Co-Founder, Chairman, and Chief Executive Officer of NAYA Biosciences. “Our increased access to capital through the NASDAQ listing will allow us to scale up profitable revenues from NAYA Fertility, advance toward revenue-generating pharma partnerships for our therapeutic programs, and strategically seek to develop and acquire synergistic technologies and companies.”

About the Proposed Merger

Under the terms of the merger agreement, pending approval of the transaction by INVO’s, Cytovia’s, and NAYA’s stockholders and subject to key closing conditions, INVO will acquire 100% of the outstanding equity interests in NAYA by means of a reverse triangular merger of a wholly owned subsidiary of INVO with and into NAYA, with NAYA surviving as a wholly owned subsidiary of INVO (the “Merger”). In connection with the Merger, INVO will issue to NAYA more than eighty percent (80%) of its common stock, effectively resulting in a change of control.

Among key closing conditions, INVO must obtain shareholder approval along with certain approvals from existing warrant holders, an estimated $5 million or more (at NAYA’s discretion) in interim private financing in INVO at a premium to INVO’s market price at time of financing (“Interim PIPE”), and a private offering by the combined company at a target price of $5.00, representing a premium to INVO’s last offering of $2.85 per share. The merger target valuation is $12,373,780 for INVO and $90,750,000 for NAYA, based on a target stock price of $5.00 per share. Subject to the Interim PIPE, immediately following the closing of the Merger (but prior to the private offering), the equity holders of NAYA are expected to own approximately 88% of the outstanding common stock of the combined company while the equity holders of INVO are expected to own approximately 12% of the outstanding common stock of the combined company.

The Merger has been unanimously approved by the board of directors of each company and is expected to close in the fourth quarter (Q4) of 2023. The Board of Directors of the combined company will have six (6) directors nominated by NAYA and one (1) director nominated by INVO.

Glaser Weil Fink Howard Jordan & Shapiro LLP is serving as legal counsel to INVO. Pearl Cohen is serving as legal counsel to NAYA.

About NAYA Biosciences

NAYA Biosciences is building a group of agile, disruptive, high-growth companies dedicated to increasing patient access to life-transforming treatments in oncology, fertility, and regenerative medicine. NAYA’s capabilities in biology, cell and gene therapy, and artificial intelligence (AI) provide a synergistic platform for the accelerated clinical development and commercialization of these breakthrough treatments.

NAYA Oncology aims to achieve clinical proof-of-concept for its two bispecific antibodies acquired from Cytovia Therapeutics, with the goal of advancing towards breakthrough outcomes for Hepatocellular Carcinoma and Multiple Myeloma patients. Clinical trials are expected to start in 2024.

NAYA Fertility aims to increase accessibility to advanced fertility care through a growing network of INVO-owned and affiliated clinics and the commercialization of INVO’s unique FDA-cleared INVOcell® device.

NAYA Regenerative Medicine is evaluating the acquisition of clinic-stage assets aiming to restore biological function in patients with damaged tissues and organs.

For more information, please visit www.nayabiosciences.com.

About INVO Bioscience

We are a healthcare services fertility company dedicated to expanding the assisted reproductive technology (“ART”) marketplace by making fertility care accessible and inclusive to people around the world. Our commercialization strategy is focused on the opening of dedicated “INVO Centers” offering the INVOcell® and IVC procedure (with three centers in North America now operational), the acquisition of US-based, profitable in vitro fertilization (“IVF”) clinics and the sale and distribution of our technology solution into existing fertility clinics. Our proprietary technology, INVOcell®, is a medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development. We believe the IVC procedure can deliver comparable results to traditional IVF and is a more effective treatment than intrauterine insemination (“IUI”). For more information, please visit www.invobio.com.

Additional Information about the Proposed Merger and Where to Find It

INVO will furnish to the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K regarding the Merger, which will include the Merger Agreement as an exhibit thereto. Shareholders and others wishing to obtain additional information regarding the Merger Agreement and the Merger are urged to review these documents, which will be available at the SEC’s website (https://www.sec.gov).

In connection with the Merger, INVO and NAYA will file relevant materials with the SEC, including a registration statement on Form S-4 filed by INVO that will include a proxy statement of INVO that also constitutes a prospectus of INVO. A definitive proxy statement/prospectus will be distributed to stockholders of NAYA. This communication is not a substitute for the registration statement, proxy statement, or prospectus or any other document that INVO or NAYA (as applicable) may file with the SEC in connection with the proposed Merger. Before making any voting or investment decision, investors and security holders of INVO and NAYA are urged to read carefully and in their entirety the registration statement, the proxy statement/prospectus, and any other materials filed with or furnished to the SEC when they become available, as well as any amendments or supplements to these documents, as they contain or will contain important information about INVO, NAYA, the Merger Agreement, the Merger, and related matters. In addition to receiving the proxy statement/prospectus by mail, shareholders also will be able to obtain the full registration statement and the proxy statement/prospectus and the exhibits thereto, as well as other filings containing information about INVO, the Merger Agreement, the Merger, and related matters, without charge, from the SEC’s website (http://www.sec.gov), or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. The information included on, or accessible through, INVO’s or NAYA’s website is not incorporated by reference to this communication.

INVO, NAYA and certain of their directors, executive officers, and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from INVO’s shareholders with respect to the Merger. Information about the directors and executive officers of INVO will be set forth in the proxy statement/prospectus and in its Form 10-K for the year ended December 31, 2022, which was filed with the SEC on April 17th, 2023. Information about the directors and executive officers of NAYA will be set forth in the joint proxy statement/prospectus.

This announcement is not a solicitation of a proxy, an offer to purchase, or a solicitation of an offer to sell any securities and it is not a substitute for the Schedule 14A, the registration statement on S-4, the proxy statement/prospectus, or other filings that may be made with the SEC in connection with the Merger Agreement and the Merger.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT

INVO Bioscience:

Steve Shum

978-878-9505

sshum@invobio.com;

INVO Investor Contact:

Robert Blum (Lytham Partners, LLC)

602-889-9700

INVO@lythampartners.com

NAYA Biosciences:

Anna Baran-Djokovic

305-615-9162

anna@nayabiosciences.com

NAYA Media & Investor Relations:

David Schull and Nic Johnson (Russo Partners, LLC)

858-717-2310

david.schull@russopartnersllc.com

nic.johnson@russopartnersllc.com